Exhibit 99.2

Harnessing the Power of Proteomics LEADING AI - DATA DRIVEN PROTEIN PLATFORM Global commercial and technological leader for bio - pharma and clinical protein discovery, measurement and interpretation MARCH 2021

Disclaimer

This confidential presentation (the "presentation") is being delivered to you by CM Life Sciences II, Inc. ("CM Life Sciences II") and Somalogic, Inc. ("Somalogic") for use by Somalogic and CM Life Sciences II in connection with their proposed business combination and the offering of the securities of CM Life Sciences II in a private placement (the "Transaction"). This presentation is for information purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in CM Life Sciences II. Any reproduction or distribution of this presentation, in whole or in part, or the disclosure of its contents, without the prior consent of CM Life Sciences II or Somalogic is prohibited. By accepting this presentation, each recipient and its directors, partners, officers, employees, attorney(s), agents and representatives ("recipient") agrees: (i) to maintain the confidentiality of all information that is contained in this presentation and not already in the public domain; and (ii) to return or destroy all copies of this presentation or portions thereof in its possession following the request for the return or destruction of such copies.

This presentation and any oral statements made in connection with this presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation.

No Representations and Warranties

This presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to CM Life Sciences II. The recipient agrees and acknowledges that this presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by CM Life Sciences II or Somalogic or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction between CM Life Sciences II and Somalogic and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The recipient also acknowledges and agrees that the information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material. CM Life Sciences II and Somalogic disclaim any duty to update the information contained in this presentation.

Forward-Looking Statements

This presentation includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1996. CM Life Sciences II's and Somalogic's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect", "estimate", "project", "budget", "forecast", "anticipate", "intend", "plan", "may", "will", "could", "should", "believes", "predicts", "potential", "continue", and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, CM Life Sciences II's and Somalogic's expectations with respect to future performance and anticipated financial impacts of the Transaction, the satisfaction of closing conditions to the Transaction and the timing of the completion of the Transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the "Risk Factors" section of CM Life Sciences II's registration statement on Form S-1. In addition, there will be risks and uncertainties described in the registration statement on Form S-4, including the proxy statement/prospectus, relating to the business combination, which is expected to be filed by CM Life Sciences II with the Securities and Exchange Commission (the "SEC") and other documents filed by CM Life Sciences II from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward looking statements. Most of these factors are outside CM Life Sciences II's and Somalogic's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against CM Life Sciences II or Somalogic following the announcement of the Transaction; (2) the inability to complete the Transaction, including due to the inability to concurrently close the business combination and the private placement of common stock or due to failure to obtain approval of the stockholders of CM Life Sciences II; (3) delays in obtaining, adverse conditions contained in, or the inability to obtain any necessary regulatory approvals or complete regular reviews required to complete the Transaction; (4) the risk that the Transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction; (5) the inability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (6) costs related to the Transaction; (7) changes in the applicable laws or regulations; (8) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (9) the impact of the global COVID-19 pandemic; and (10) other risks and uncertainties indicated from time to time described in CM Life Sciences II's registration on Form S-1, including those under "Risk Factors" therein, and in CM Life Sciences II's other filings with the SEC. CM Life Sciences II and Somalogic caution that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Neither CM Life Sciences II nor Somalogic undertakes or accepts any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

somalogic
® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL.

Disclaimer

Industry and Market Data

In this presentation, CM Life Sciences II and Somalogic rely on and refer to publicly available information and statistics regarding market participants in the sectors in which Somalogic competes and other industry data. Any comparison of Somalogic to the industry or to any of its competitors is based on this publicly available information and statistics and such comparisons assume the reliability of the information available to Somalogic. Somalogic obtained this information and statistics from third-party sources, including reports by market research firms and company filings. While Somalogic believes such third-party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information. Neither Somalogic nor CM Life Sciences II has independently verified the information provided by the third-party sources.

Trademarks

This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but CM Life Sciences II and Somalogic will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.

Private Placement

The securities to which this presentation relates have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any other jurisdiction. This presentation relates to securities that CM Life Sciences II intends to offer in reliance on exemptions from the registration requirements of the Securities Act and other applicable laws. These exemptions apply to offers and sales of securities that do not involve a public offering. The securities have not been approved or recommended by any federal, state or foreign securities authorities, nor have any of these authorities passed upon the merits of this offering or determined that this presentation is accurate or complete. Any representation to the contrary is a criminal offense.

Financial and Other Information

The financial information contained in this presentation has been taken from or prepared based on the historical financial statements of Somalogic for the periods presented. An audit of these financial statements is in process. Accordingly, such financial information and data may not be included in, may be adjusted in or may be presented differently in any registration statement to be filed with the SEC by CM Life Sciences II in connection with the Transaction. Somalogic has not yet completed its closing procedures for the three months ended December 31, 2020. This presentation contains certain estimated preliminary financial results and key operating metrics for the year ended December 31, 2020. This information is preliminary and subject to change. As such, Somalogic's actual results may differ from the estimated preliminary results presented here and will not be finalized until Somalogic completes its year-end accounting procedures.

This presentation includes certain non-GAAP financial measures (including on a forward-looking basis) such as EBITDA and EBITDA Margin. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Somalogic believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Somalogic. Somalogic's management uses forward-looking non-GAAP measures to evaluate Somalogic's projected financials and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Somalogic's financial measures. In addition, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore, Somalogic's non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Use of Projections

This presentation also contains certain financial forecasts, including projected revenue. Neither Somalogic's nor CM Life Sciences II's independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. In this presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside of CM Life Sciences II's or Somalogic's control. While all financial projections, estimates and targets are necessarily speculative, CM Life Sciences II and Somalogic believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the Transaction or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

somalogic
® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL.

Disclaimer

Participation in Solicitation

CM Life Sciences II and Somalogic and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of CM Life Sciences II's shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of CM Life Sciences II's directors and officers in CM Life Sciences II's filings with the SEC, including CM Life Sciences II's registration statement on Form S-1, which was originally filed with the SEC on February 1, 2021. To the extent that holdings of CM Life Sciences II's securities have changed from the amounts reported in CM Life Sciences II's registration statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CM Life Sciences II's shareholders in connection with the proposed business combination will be set forth in the proxy statement/prospectus on Form S-4 for the proposed business combination, which is expected to be filed by CM Life Sciences II with the SEC.

Investors and security holders of CM Life Sciences II and Somalogic are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed business combination.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing important information about CM Life Sciences II and Somalogic through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by CM Life Sciences II can be obtained free of charge by directing a written request to CM Life Sciences II, Inc., 667 Madison Avenue, New York, NY 10065.

somalogic

® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL.

Overview of CM Life Sciences

UNIQUE COMBINATION OF ELI CASDIN'S INVESTMENT PLATFORM AND KEITH MEISTER'S CAPITAL MARKETS AND BOARD EXPERTISE

LONG TERM CAPITAL SECULAR GROWTH

CM Life Sciences II Capital Alignment

FUNDAMENTAL

Casdin Capital's Deep Sector Expertise

ENGAGEMENT

Keith Meister's Corporate Engagement


CM Life Sciences II
CASDIN CAPITAL
LIFE SCIENCE INVESTMENTS
KM

CM LIFE SCIENCES II BOARD

Technology, Biopharma, Diagnostics, and Industrial Markets



Kevin **Conroy, J.D.**
Chairman and Chief Executive Officer of Exact Sciences



Troy **Cox**
Former Chief Executive Officer of Foundation Medicine and Senior Vice President of U.S. BioOncology for Genentech



Jason **Kelly, Ph.D**
Co-founder and CEO of Ginkgo Bioworks



Stephen **Quake, Ph.D** Lee Otterson Professor of Bioengineering and Professor of Applied Physics at Stanford University

somalogic

3/27/2021

® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL.

5

somalogic

An evolutionarily advanced technology platform, database and bioinformatics capability

Market-validated - more than 300 customers and collaborators

Proteomics enablement leader –7000 proteins, moving to 10,000

Proteomics knowledge leadership with launch of clinical diagnostic applications

Significant technology trajectory and revenue acceleration ahead

3/27/2021
® 2020 SomaLogic, Inc. All rights reserved. Proprietary and confidential.
6

Genomics Are The Blueprint, But Proteomics Are Dynamic Structure And Function

Genomics provides the code, but proteins are the primary functional and structural molecules of life.

We have been able to read DNA to full genome coverage at ever decreasing cost and increasing speed.

However, we have not—until SomaLogic—been able to measure a sufficient number of proteins (thousands) simultaneously to obtain a "signal" and understand it.


DNA
Hereditary material that encodes functional biological molecules
ONE AND DONE
~20KGenes
mRNA
Molecule that carries DNA "directions for protein synthesis
~200K Transcripts
Proteins
Primary functional and structural molecules for all biological processes
REPEAT REGULARLY
>1M Proteins
~10% HUMAN PROTEOME TRANSLATED
STATIC
DYNAMIC

3/27/2021 ® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL. 7

Leader in Enormous Untapped Proteomics Market

EXPANDING PROTEOMICS AND GENOMICS MARKETS VIA UNBIASED, DEEP, AND RAPID PROTEOMICS AT SCALE


~$90B
Total Available Market
$30B
BASIC RESEARCH & DISCOVERY
$40B
DIAGNOSTIC APPLICATIONS
$20B
TRANSLATIONAL RESEARCH & BIOPHARMA DEVELOPMENT

3/27/2021
® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL.
8

SomaLogic Is The **Only** Technology Stack Able to Resolve Comprehensive Market Need



WHAT'S BEEN NEEDED
Deep Measurement
Broad Measurement
Rapid Measurement
Precision Measurement
Cost
Small Sample Size
Scalability
Reproducible Measurement
Protein AI / Analytics Tools
Proteomic Data
Protein Bioinformatic Expertise
Genomics Advances (GWAS)
Pharma Market acceptance
Proteomics Commercial Revenues
WHERE MOST OF THE INDUSTRY IS TODAY
Reproducible Measurement
Protein Bioinformatic Expertise
Scalability
Deep Measurement
Genomics Advances (GWAS)
Proteomic Data
Pharma Market acceptance
Cost
Broad Measurement
Protein AI / Analytics Tools
Small Sample Size
Precision Measurement
Rapid Measurement
Proteomics Commercial Revenues
somalogic
Precision Measurement
Genomics Advances (GWAS)
Protein Bioinformatic Expertise
Broad Measurement
Small Sample Size
Reproducible Measurement
Cost
Proteomic Data
Rapid Measurement
Scalability
Pharma Market acceptance
Protein AI / Analytics Tools
Proteomics Commercial Revenues
Deep Measurement
Not Available
Partially Available
Fully Available

somalogic

3/27/2021 ® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL. 9

Proteomics Leader: Significant First Mover Advantage 10 20 YEARS 250 PUBLICATIONS 3/27/2021 ® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL. ESTABLISHED INDUSTRY ADOPTION | RAPIDLY GROWING REVENUE BASE & DEEP DIAGNOSTIC PIPELINE MOST SAMPLES FIRST CLINICAL TESTS IN MARKET LARGEST CUSTOMER BASE 300 + CUSTOMERS $ 550 M + 450 K SAMPLES INVESTED $ 55 M REVENUE 2020 CAGR NEXT 5 YEARS 10 x SIZE DATABASE (than nearest competitor) + 100 FIRST - IN - CLASS PROTEIN PATTERNS 20 VALIDATED CLINICAL TESTS 40% + 250 K DEEP CLINICAL SAMPLE

The Leading Proteomics Platform

TECHNOLOGY

- Proprietary aptamers ~700 patents issued or pending
- Largest panels in the industry by 4.5x
- 7,000+ plex today → 10,000 in 2022
- Unparalleled sensitivity/specificity, dynamic range, reproducibility & scale
- No upper limit to number that can be created (1.2 x 1,064 possible shapes)

PROPRIETARY | BROAD | DEEP SENSITIVE | SPECIFIC

DATABASE

- Largest proteomics database with deepest understanding of the proteome
- 450,000+ samples growing to 1.5M+ by 2024
- 80% of samples on 5,000+ plex
- 40% annotated with clinical data
- Biobank contracts and unique access
- Clinical partnerships expand database and fuel test development
- Unmatched regulatory resource

SCALE | TIME | INPUTS KNOWLEDGE

AI-POWERED BIOINFORMATICS STACK

- 10+ year track record of protein data product development
- Access to >1B protein measurements and 15M clinical data points
- Bespoke protein bioinformatics capabilities → proteomic bioinformatics and analytics as a service (expands business model and customer access)
- Artificial Intelligence and machine learning expertise

AI-POWERED | APPLICATION ANALYSIS | DEVELOPMENT

3/27/2021
® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL.
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SomaLogic's Technology

ADDRESSING KEY COMMERCIAL PROTEOMICS CHALLENGES

- Proven ability to measure >7000 proteins in a single sample from small biologic sample (30µl)
- Capability to run assays simultaneously, at high throughput
- Established CLIA/CAP certified lab infrastructure
- Highly scalable, reproducible and market validated


somalogic
Antibodies
Nanobeads / Mass Spec.
Protein Sequencing
BREADTH
DEPTH
SPEED
COST
SCALABILITY
REPRODUCIBILITY
LOW SAMPLE SIZE
DETECTION
YES
OPPORTUNITY
PARTIAL
NO

3/12/21 ® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL. 12

Platform Breeds Virtuous Cycle of Value Creation


Data
TECHNOLOGY
BIOINFORMATICS STACK
DATABASE
BioBank
BioPharma & Research Business
Drug Discovery Engine
Clinical Trial Tools
Life Sciences Research Market
Companion Diagnostics
Clinical Diagnostics Business
10 Tests Launched
Pipeline of 100+ First-in-class Tests
20 Validated Tests

3/27/2021 ® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL. 13

Industry Evolution: From Enabler to Applications to Integrated Platforms

EMERGING EVOLUTION OF PROTEOMIC COMPANIES FOLLOWING GENOMICS TRAJECTORY



Total commercial opportunity
GENOMICS ENABLING
10x GENOMICS
illumina GRAIL
~$75B
current market cap
GENOMICS APPLICATIONS
Adaptive INVITAE
EXACT SCIENCES Thrive. natera
GUARDANT
veracyte
~$65B
current market cap
~$70B
Genomic TAM
DYNAMIC
PROTEOMICS ENABLERS
nautilus biotechnology
Quanterix seer
QuantumSi
olink PROTEOMICS
~$10B
current market cap
FULL-SPECTRUM PROTEOMICS PLATFORM
somalogic
SomaLogic has the broadest technological capability and substantial first mover advantage in proteomics to not just enable to apply to clinical diagnostics, capturing both ends of the market
~$90B
Proteomics TAM

somalogic
3/27/2021

® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL.

14

An Enabler and Applications Company Traversing Enormous Market Segments

SomaLogic Research

SomaLogic Research – Broad Offering Across Basic and Translational Research Market

WHAT WE OFFER THE LIFE SCIENCES RESEARCH MARKET


BASIC RESEARCH & DISCOVERY
$30B
TRANSLATIONAL RESEARCH & BIOPHARMA DEVELOPMENT
$20B
GENOMIC & PROTEOMIC DISCOVERY
DRUG | VACCINE TARGET ID & DEVELOPMENT
NEW BIOLOGIC INSIGHTS
PQTL TARGETS
COMPANION & COMPLEMENTARY DIAGNOSTICS
CLINICAL TRIALS

3/27/2021
© 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL.
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300+ Deep Industry Partnerships Built Up Over 20 Years

RECENT BUSINESS MOMENTUM AND VALIDATION

Yale University | Johns Hopkins University | University of Cambridge | Beth Israel Lahey Health / Beth Israel Deaconess Medical Center | Massachusetts General Hospital | Leeds Centre for Personalised Medicine and Health | MedImmune | Quest Diagnostics | Agilent Technologies | deCODE genetics | National Jewish Health | BIOAGE | Dana-Farber Cancer Institute | Momenta | OncoCyte | ALECTOR | MERCK

AMGEN

$24M sample deal 2020-2021

Desire to "co-develop" Amgen tests of interest on SomaLogic platform

July 2020

BILL & MELINDA GATES foundation

Gates funded COVID19 research samples ($1M renewable grant from the $125M grant program)

Other research with Gates (maternal health, child nutrition in medically developing world).

July 2021

NOVARTIS

Ten-year deal to use SomaLogic's platform for drug development

Sample commitments of >60-70K/yr over the next several years (long-term revenue visibility)

Late 2019

P&G | VERTEX | Penn | Bristol-Myers Squibb | Lilly | University of California | novo nordisk | ucb | ALKAHEST | Celgene | Janssen | Erasmus MC | UCSF | NEC | Otsuka

ACADEMIC LABS | CLINICAL COMMERCIAL RISK STRATIFIERS | CLINICAL RESEARCH ORGANIZATONS | HEALTH SYSTEMS | INDIVIDUAL INVESTIGATORS | MULTI-OMICS PROVIDERS | PHARMA CLINICAL TRIALS | PHARMA DISCOVERY

somalogic

3/27/2021
® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL.
17

SomaLogic Clinical Diagnostic Market Positioning

SOMASIGNAL DIAGNOSTICS APPLIED ACROSS THE CONTINUUM

SomaLogic Clinical


DIAGNOSTIC APPLICATIONS
$40B
EARLY DETECTION
PATIENT / POPULATION RISK STRATIFICATION
PROPRIETARY TEST DEVELOPMENT
RISK PREDICTION
DISEASE PROGRESSION
TREATMENT SELECTION / COMPANION DIAGNOSTICS / RESPONSE PREDICTION
MULTI-OMIC PRODUCT DEVELOPMENT

® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL.
18

SomaSignal Tests

SECONDARY CARDIOVASCULAR RISK EXAMPLE

- What is the risk of a second cardiovascular event in 4 years if there has been a previous event (no diagnostic test/algorithm currently exists)
- ~15,000 participants have been evaluated by this test in 7 different clinical human sample studies
- Performance exceeds any combination of traditional risk factors with 4-year AUCs 0.72-0.84
- Calibration excellent across studies even with 5x event-rate differences (event free survival (top), event rate (bottom)
- Geographically, racially and gender robust
  - Norway, US, Japan, multi-country… Men/Women/Black
  - Symptomatic, asymptomatic, heart failure +/-, elderly without known disease
- Sensitive to both increases and decreases of risk over time

SomaLogic Clinical Case Study


100%
80%
60%
40%
Event-free survival (proportion)
0
1
2
3
4
Time (years after prediction)
"low" n=1677
"low-medium" n=4720
"medium-high" n=3064
"high" n=2148


100%
75%
50%
25%
0%
Observed 4-year event rate
25%
50%
75%
100%
Predicted 4-year event rate by risk category
Study
ARIC 65+
ARIC Validation
BASEL Primary
BASEL Secondary
EXSCEL Placebo
HUNT Validation
Combined Metacohort

16

SomaSignal NASH Panel

THE "LIQUID LIVER BIOPSY"

- The world's only non-biopsy source of all 4 components of NASH and NAFLD
  - 4 independent models trained against biopsy and pathology read
  - NAS score sensitivity from .77 to .93, and sensitive to change
- Gold standard liver biopsy – clinical trials / diagnosis difficult due to risk, cost and aversion
- Imaging exists, but only suggests fibrosis
- Original test model - 3000 specimens from PIVENS, FLINT and large natural history studies
- Further validation by the LITMUS consortium (Liver Investigation: Testing Marker Utility in Steatohepatitis) where performance was #1 out of 20 tested biomarker / biomarker combinations.

SomaLogic Clinical Case Study

SOMASIGNAL NASH PREDICTIONS RELATED TO BIOPSY RESULT (VALIDATION DATASET)


FIBROSIS BIOPSY RESULT
STEATOSIS BIOPSY RESULT
INFLAMMATION BIOPSY RESULT
BALLOONING BIOPSY RESULT

somalogic

20

Clinical Pipeline: SomaSignal Tests 21 PIPELINE AND CURRENTLY AVAILABLE TESTS 3/27/2021 ® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL. SomaLogic Clinical LAUNCHED Q4 2019 AVAILABLE 2020 - 2023 AVAILABLE 2024+ KEY FOR TEST TYPE • Health/Wellness • Preventative Medical • Disease Management • Alcohol impact • Body fat percentage • Cardiorespiratory fitness/VO 2 max • Alcohol impact • Alzheimer’s/dementia risk • Biologic/functional age • Body fat percentage • Body weight trajectory • Bone mineral mass • Cardiorespiratory fitness/VO 2 max • Circadian cycle • Cognitive function • Cognitive trajectory • Depression/mood with aging • Diet change/hypertension correlation • Frailty • Grip strength with aging • Healthspan • Inflammatory load • Insulin sensitivity • Joint health • Lean body mass • Lifespan • Mental stress • Microbiome diversity • Physical activity • Reproductive health • Resting energy rate • Sleep quality • Smoking status • Social deprivation • Visceral fat • Cancer risk (top 15) • Coronary artery calcium surrogate • CV risk (all - comers multiple subtypes) • eGFR (kidney function) • GLP - 1 agonist response • Glucose tolerance • Functional status/ability with aging • Liver fat • Predict type II diabetes diagnosis with complications • Primary CV risk - 4 year • Secondary CV risk - 4 year SomaLogic Clinical • Cancer early detection • Cancer susceptibility (top 4) • CHF therapy sensitivity • Congestive heart failure prognosis • Congestive heart failure type • COPD risk/risk of progression • Kidney disease prognosis • NASH: 4 liver biopsy components • Pulmonary function • Rule - out symptomatic coronary heart disease • Statin adherence • Cancer susceptibility (top 4) • CHF prognosis • CHF type • Kidney disease prognosis • NASH: 4 liver biopsy components • Rule - out symptomatic coronary heart disease • Statin adherence • Coronary artery calcium surrogate • eGFR (kidney function) • GLP - 1 agonist response • Glucose tolerance • Liver fat • Predict type II diabetes diagnosis with complications • Primary CV risk - 4 year • Secondary CV risk - 4 year • Alcohol impact • Alzheimer’s/dementia risk • Biologic/functional age • Body fat percentage • Body weight trajectory • Bone mineral mass • Cardiorespiratory fitness/VO 2 max • Cognitive function • Healthspan • Insulin sensitivity • Lean body mass • Lifespan • Physical activity • Resting energy rate • Sleep quality • Smoking status • Social deprivation • Visceral fat • Lean body mass • Resting energy rate • Visceral fat • Glucose tolerance • Liver fat • Primary CV risk - 4 year • Secondary CV risk - 4 year

Fast Growing Business With Expanding High Margin Opportunity Likely upside based on this public funding round and use of capital. Will fund: • Small plex • Kits • SomaSignal test RUO use • Licensing and royalties • Data products development • Hardware and reagents (“box”) • Additional health system conversions 3/27/2021 22 ® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL. INVESTMENT IN COMMERCIAL INFRASTRUCTURE, NEW PRODUCT AND SERVICE OFFERINGS AND HEALTH SYSTEM PARTNERSHIPS GROSS MARGIN 44% 60% 51% 53% 65% 75% OPERATING EXPENSES (m) $55 $52 $91 $99 $103 Estimated Break Even 2025 EBITDA (m) ($38) ($23) ($74) ($53) ($31) ~$250M Cumulative Cash Burn BASE CASE FINANCIALS Revenue in millions *All figures are non - GAAP and unaudited

Leading Proteomic Database Underpins Commercial Flywheel Drivers: • Lower COGS driven volume elasticity • Pharma partnerships • Population proteogenomic initiatives • Health system partnerships • Payor partnerships • Dx partnerships 3/27/2021 23 ® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL. STRATEGIC PARTNERSHIPS AND COMMERCIAL APPLICATION TRANSLATES TO BROADER, FASTER APPLICATION DEVELOPMENT *All figures are non - GAAP and unaudited Sample Volume

Growth Acceleration

SomaLogic + CM Life Sciences: Partnership to Accelerate Growth

Significant cash infusion strengthens the balance sheet, providing flexibility to aggressively pursue a comprehensive growth strategy, solidifying the competitive moat and de-risking the long-term vision

ADVANCE TECH TRAJECTORY

- Deployable technology format (kits across 20+ sites in next [3 years])
- Develop product version of technology at lower cost, higher scale
- 10,000+ plex and [NGS/microarrays] to expand TAM and lower COGS

ACCELERATED DATABASE GROWTH

- Increased assay capacity to create assay run time for biobank and other R&D samples
- More health system relationships + creation of clinical data consortia
- Acquisition of data de-identification tools
- Access to more global biobanks
- Pharma partnerships
- Enables application development flywheel

ORGANIC & INORGANIC GROWTH OPPORTUNITY

Multiple potential near-term partnerships and acquisitions to expand the TAM, add complementary technology formats, significantly lower COGS, validate and expand clinical applications, bolster data and bioinformatics capabilities, etc.

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25

Build, Buy, Partner: Expand Technology Stack & Distribution Channels Aggressively



ORGANIC
Internal R&D
Partnerships
Licenses/
Royalties
Test Development
Reagents
Diagnostic
Partnerships
"Box"
More Deployable
Hardware
Reagents
Target
Discovery
Large scale Assay
Partnerships
Proteo-
Genomics
Discovery and
Clinical Products
10K Plex+
Expand
Applications
Single Cell
Intracellular
Tech
Trajectory
NGS
Alt Arrays
TBD



INORGANIC
Acquisitions
Partnerships
NextGen
Platforms
Protein Seq
Added Data
Services
Analytics
Biobank BI
NextGen
Platforms
Protein Seq
TBD
TBD

STRATEGY

- "Double down" on first mover comprehensive commercial position
- Combination of partnerships, investments and acquisitions
  - Several partnerships are already initiated

3/27/2021
© 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL.
26

Experienced Leadership 27 Roy SMYTHE Chief Executive Officer Melody HARRIS President and COO Nebojsa JANJIC Chief Scientific Officer Alan WILLIAMS Chief Development Officer Angela BAKKER - LEE EVP Healthcare Market Tracy HERVEY EVP Research & Discovery Market Manda MORRIS Senior Director Strategic Finance Steve WILLIAMS Chief Medical Officer Jason CLEVELAND Chief Technology Officer TBD Chief Strategy Officer TBD Chief Financial Officer

Board of Directors & Financial Partners

Charles M. LILLIS
Co-Founder & Partner, LoneTree Capital

Anne MARGULIES
Vice President & Chief Information Officer, Harvard University

Jessica MATHEWS
Former President, Carnegie Endowment for International Peace

Franck J. MOISON
Former Vice Chairman, Colgate-Palmolive

Richard POST
Former President & CEO, Autobytel, Inc.

Roy SMYTHE
CEO, SomaLogic
Former CMO for Strategy & Partnerships, Royal Philips

Eli CASDIN
Chief Investment Officer and Founder, Casdin Capital

Kevin CONROY, J.D.
Chairman and CEO of Exact Sciences

Troy COX
Former CEO of Foundation Medicine and SVP of U.S. BioOncology for Genentech

Jason KELLY, PH.D
Co-founder and CEO of Ginkgo Bioworks

Stephen QUAKE, PH.D
Lee Otterson Professor of Bioengineering and Professor of Applied Physics at Stanford University

AMGEN
FORESITE CAPITAL
T. Rowe Price
CASDIN CAPITAL
INTERMOUNTAIN VENTURES
Redmile Group
NOVARTIS
JANUS
NEC Solution Innovators, Ltd.
FARALLON
Revelation Partners
Madryn
MAGNETAR CAPITAL
Boston Millennia Partners
MILLENNIUM
SOLEUS CAPITAL
ZIFF CAPITAL PARTNERS
Mossrock Capital
Blue Water Life Science Advisors
Monashee Investment

Transaction Summary

Transaction Highlights	
Transaction Overview	• CM Life Sciences II (Ticker: CMIIU) is a Life Sciences focused publicly traded Special Purpose Acquisition Company (SPAC) with $276 million in cash to be deployed • CMIIU has entered into an agreement to combine with SomaLogic • PIPE size is $375 million
Valuation / Pro Forma Ownership	• Implies a $1.2 billion post-merger enterprise value • 62% SomaLogic rollover shareholders, 20% PIPE investors, 14% SPAC public investors, 4% SPAC sponsor
Sources and Uses of Funds	• The Combination of SPAC trust account proceeds (assuming no redemptions) and the PIPE investment is expected to provide SomaLogic with $686 million of pro forma cash to enable growth on a multi-year time frame, provide liquidity for shareholders and explore additional organic and inorganic growth opportunities

3/27/2021
® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL.
29

SOURCES PRO FORMA VALUATION CM Life Sciences II Cash in trust $276 Share Price $10.00 PIPE Investment 375 Pro Forma Shares Outstanding 1 92.0 Selling Shareholders Equity 1,200 Equity Value $1, 920 Existing Cash on Balance Sheet 170 (+) Debt - ( - ) Pro Forma Cash 686 Total $ 2,021 Enterprise Value $1,2 3 4 USES OWNERSHIP POST - BUSINESS COMBINATION Cash to Balance Sheet $ 686 Debt Repayment 50 Equity to Selling Shareholders 1,200 Cash to Selling Shareholders 50 Estimated Transaction Costs & Expenses 3 5 Total $ 2,021 ADDITIONAL TRANSACTION DETAILS Transaction Overview 3/27/2021 30 ® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL. SPAC Shareholders SPAC Management Shares PIPE Investors Sellers Rollover Equity • Pro forma enterprise value of $1.23bn • $ 375 mm PIPE raised at $10 per share • Transaction expected to close in Q3 of 2021 ($ in millions) 14% 4% 20% 62%

Competitor Benchmarking

($ in millions)

Disruptive Leading Platforms

Enterprise Value / 2022E Revenue



Median: 24.5x
14.6x
25.7x
26.4x
21.0x
19.9x
24.5x
9.8x
28.2x
somalogic
10x Genomics(1)
AbCellera(2)
Adaptive Biotechnologies
Berkeley Lights
Guardant Health
Invitae(3)
Twist Bioscience

	somalogic	10x Genomics[1]	AbCellera[2]	Adaptive Biotechnologies	Berkeley Lights	Guardant Health	Invitae[3]	Twist Bioscience
EV:	$1,234	$17,472	$6,143	$4,614	$2,711	$12,485	$6,454[3]	$5,070

Proteomics Platforms

Enterprise Value



$1,234
$1,272
$3,512
$1,449
$1,239
$2,035
somalogic
Nautilus
Olink(4)
Quanterix(5)
Quantum-Si
Seer(6)

	somalogic	Nautilus	Olink[4]	Quanterix[5]	Quantum-Si	Seer[6]
2022E Revenue:	$85	-	-	$122	$17	$15

Source: Capital IQ as of March 26, 2021.
(1): Pro forma for ~$10M in cash consideration paid for acquisition of Tetramer Shop in January 2021.
(2): Pro forma for ~$517M in net proceeds from December 2020 IPO.
(3): Pro forma for ~$17M in upfront cash consideration paid for the acquisition of Reference Genomics, Inc. d/b/a One Codex in February 2021. Pro forma for net proceeds of ~$434M from January 2021 follow-on offering.
(4): Pro forma for ~$378M in net proceeds from March 2021 IPO.
(5): Pro forma for ~$270M in net proceeds from February 2021 follow-on offering.
(6): Pro forma for ~$319M in net proceeds from December 2020 IPO and concurrent private placement and ~$98M in net proceeds from January 2021 follow-on offering.

3/27/2021
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31

SomaLogic Is Uniquely Positioned

somalogic

- A proprietary platform (technology, database, bioinformatics) and a first-mover advantage
- Twenty years experience, and more than 500M total investment in technology
- More evolutionarily advanced position (enablement *and* applications) than any other proteomics company
- Market validated – many customers, established products, revenue and more of each assured
- The global leader in protein measurement, at 4.5X all competitors – 7,000 current, on the way to 10,000
- The world's largest clinical proteomics database with ~500,000 samples, ~1/2 with full clinical correlation
- The market leader in protein bioinformatics – 1B protein measurements and 15M clinical data points
- Twenty validated first-in-class protein pattern recognition diagnostic tests, and ~100 in development
- Core measurement reagent is nucleic acid, with significant technology trajectory options
- A very senior management team, with experience in healthcare, data, R&D, genomics and engineering

3/27/2021
® 2021 SomaLogic, Inc. All rights reserved. Proprietary and confidential.
32

Visit our website : www.somalogic.com Contact us: investors@somalogic.com 33

Appendix

somalogic

Comparable Companies Analysis

($ in millions)

Company	Equity Market Value	Total Enterprise Value (TEV)	Revenue			Revenue CAGR '21 -'23	EV/ Revenue			Net Cash
			CY21	CY22	CY23		CY21	CY22	CY23	
10x Genomics	$18,063	$17,472	$496	$679	$896	34.4%	35.3x	25.7x	19.5x	$591[1]
Guardant Health	13,615	12,485	369	509	672	35.0%	33.9x	24.5x	18.6x	940
Invitae	6,775	6,454	460	661	912	40.8%	14.0x	9.8x	7.1x	321 [2]
AbCellera	6,662	6,143	576	233	147	(49.4%)	10.7x	26.4x	41.7x	602 [3]
Twist	5,623	5,070	128	180	225	32.8%	39.7x	28.2x	22.5x	553
Adaptive	5,313	4,614	150	220	321	46.2%	30.8x	21.0x	14.4x	580
Olink	3,832	3,512	—	—	—	—	—	—	—	320[4]
Berkeley Lights	2,906	2,711	92	136	172	36.7%	29.4x	19.9x	15.7x	196
Seer	2,447	2,035	4	15	34	N/M	N/M	N/M	60.3x	539[5]
Quanterix	1,870	1,449	95	122	158	29.2%	15.3x	11.9x	9.2x	421[6]
Quantum Si	1,797	1,239	—	17	49	—	—	72.9x	25.3x	558
Nautilus	1,659	1,272	—	—	—	—	—	—	—	387
Mean	$5,880	$5,371	$263	$277	$359	25.7%	26.1x	26.7x	23.4x	$501
Median	4,572	4,063	150	200	199	34.7%	30.1x	24.5x	19.0x	546

Source: Capital IQ as of March 26, 2021.
Note: Revenue multiples > 100.0x and revenue CAGR > 100.0% denoted as not meaningful ("N/M").
(1): Pro forma for ~$10M in cash consideration paid for acquisition of Tetramer Shop in January 2021.
(2): Pro forma for ~$17M in upfront cash consideration paid for the acquisition of Reference Genomics, Inc. d/b/a One Codex in February 2021. Pro forma for net proceeds of ~$434M from January 2021 follow-on offering.
(3): Pro forma for ~$517M in net proceeds from December 2020 IPO.
(4): Pro forma for ~$378M in net proceeds from March 2021 IPO.
(5): Pro forma for ~$319M in net proceeds from December 2020 IPO and concurrent private placement and ~$98M in net proceeds from January 2021 follow-on offering.
(6): Pro forma for ~$270M in net proceeds from February 2021 follow-on offering.

Comparable Companies Analysis

($ in millions)

Company	Equity Market Value	Total Enterprise Value (TEV)	Revenue			Revenue CAGR '21 -'23	EV/ Revenue			Net Cash
			CY21	CY22	CY23		CY21	CY22	CY23	
10x Genomics	$18,063	$17,472	$496	$679	$896	34.4%	35.3x	25.7x	19.5x	$591[1]
Guardant Health	13,615	12,485	369	509	672	35.0%	33.9x	24.5x	18.6x	940
Invitae	6,775	6,454	460	661	912	40.8%	14.0x	9.8x	7.1x	321[2]
AbCellera	6,662	6,143	576	233	147	(49.4%)	10.7x	26.4x	41.7x	602[3]
Twist	5,623	5,070	128	180	225	32.8%	39.7x	28.2x	22.5x	553
Adaptive	5,313	4,614	150	220	321	46.2%	30.8x	21.0x	14.4x	580
Olink	3,832	3,512	—	—	—	—	—	—	—	320[4]
Berkeley Lights	2,906	2,711	92	136	172	36.7%	29.4x	19.9x	15.7x	196
Seer	2,447	2,035	4	15	34	N/M	N/M	N/M	60.3x	539[5]
Quanterix	1,870	1,449	95	122	158	29.2%	15.3x	11.9x	9.2x	421[6]
Quantum Si	1,797	1,239	—	17	49	—	—	72.9x	25.3x	558
Nautilus	1,659	1,272	—	—	—	—	—	—	—	387
Mean	$5,880	$5,371	$263	$277	$359	25.7%	26.1x	26.7x	23.4x	$501
Median	4,572	4,063	150	200	199	34.7%	30.1x	24.5x	19.0x	546

Source: Capital IQ as of March 26, 2021.
Note: Revenue multiples > 100.0x and revenue CAGR > 100.0% denoted as not meaningful ("N/M").
(1): Pro forma for ~$10M in cash consideration paid for acquisition of Tetramer Shop in January 2021.
(2): Pro forma for ~$17M in upfront cash consideration paid for the acquisition of Reference Genomics, Inc. d/b/a One Codex in February 2021. Pro forma for net proceeds of ~$434M from January 2021 follow-on offering.
(3): Pro forma for ~$517M in net proceeds from December 2020 IPO.
(4): Pro forma for ~$378M in net proceeds from March 2021 IPO.
(5): Pro forma for ~$319M in net proceeds from December 2020 IPO and concurrent private placement and ~$98M in net proceeds from January 2021 follow-on offering.
(6): Pro forma for ~$270M in net proceeds from February 2021 follow-on offering.

somalogic
® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL.
36

Health System Clinical Diagnostic Marker Progression

INVESTMENT IN COMMERCIAL INFRASTRUCTURE, NEW PRODUCT AND SERVICE OFFERINGS AND HEALTH SYSTEM PARTNERSHIPS


2020
2021
2022
2023
HEALTH SYSTEM PARTNERSHIPS
A
B
C
D
TBA
A
TBA
B
TBA
C
TBA
D
TBA
A
TBA
B
TBA
C
TBA
D

Benefits proof studies were initiated with 4 health systems.

CV Risk tests, others evaluated for health econ, subgroup applications (Ex: CV risk with chemo)

A subset of customers will become the first purchasers, and others will fast follow those, by convention.

somalogic

3/27/2021
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37

The SomaLogic Platform


SomaSignal Research
SomaSignal Clinical
"SOMAMER" REAGENTS
SOMASCAN ASSAY
PROTEOMICS DATA PRODUCTS
SOMALOGIC PROTEOMICS DATABASE
SOMALOGIC BIOINFORMATICS EXPERTISE
SOMASIGNAL TESTS
data
data
Slow Off-Rate Modified("SOMAmer") Aptamers: proprietary protein-binding reagents
Incorporates ~7,000 (current) unique SOMAmer reagents to measure proteins in a single sample
World-Leading Biobanks Contracts and Access
Emerging Clinical Partnerships

somalogic 3/27/2021 ® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL. 38

SomaSignal Tests


SomaSignal Research
PROTEOMICS DATA PRODUCTS
data
data
SOMALOGIC PROTEOMICS DATABASE
SOMALOGIC BIOINFORMATICS EXPERTISE
SomaSignal Clinical
SOMASIGNAL TESTS
World-Leading Biobanks Contracts & Access
Emerging Clinical Partnerships

- First-in-class, only diagnostic tests using **protein pattern recognition**
- Machine learning models correlate patterns of protein expression to condition or disease from **thousands** measured each time
- Proteins chosen for each model (16 – 360) are chosen by the machine learning model, not by the literature nature medicine LETTERS

Plasma protein patterns as comprehensive indicators of health

Approach more akin to radiomics (e.g., system finds models humans cannot see) than traditional protein diagnostics

Nature Medicine (2019) – test development methodology

somalogic

3/27/2021 ® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL. 39

Evolving the SomaScan Platform

MANY OPTIONS AVAILABLE AND IN MOTION FOR TECHNOLOGY TRAJECTORY

Either of these approaches will significantly lower assay COGS and increase margin on all products.


PRESENT
NGS
NEW ARRAY APPROACHES
COGS
MARGIN
DEPLOYED ASSAY ("BOX")
H'WARE & REAGENTS
24 MOS

The assay readout can be performed on alternative, less expensive arrays, or on NGS platforms (feasibility completed for both).

Within ~24 mos. either of these could be a part of a more modular deployed assay solution, adding on-premise hardware and reagents sales to current, primarily service model.

somalogic
3/27/2021
© 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL.
40

SomaLogic
Clinical

SomaSignal Tests – First Clinical Products

LEVERAGING HIGH-PLEX MEASUREMENT, PROTEIN PATTERN RECOGNITION & MACHINE LEARNING

- All SomaSignal tests can be run from one sample (they are algorithms derived from one data source)
- Tests are repeatable and can measure change over time
- Will replace more invasive, more expensive & less convenient diagnostic approaches



Genomics
imaging
Wearables
Lab Tests
SomaSignal Tests
Predict Future Outcomes
Current Health Status Evaluation
Environment / Behavioral Impact
Sensitive To Change
Expertise / Expensive Equipment Needed
Poor
Good

3/27/2021
© 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL.
41

Data Perpetuates Innovative Healthcare Delivery Opportunities 3/27/2021 42 ® 2021 SOMALOGIC, INC. ALL RIGHTS RESERVED. PROPRIETARY AND CONFIDENTIAL. SomaScan Variety of high - quality data inputs: clinical trials, biobanks, clinical relationships Providing the raw material for development of SomaSignal tests Creating a significant spectrum of value and benefit for life science discovery and healthcare delivery